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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Proxy Statement/Prospectus of our reports dated February 17, 1998 included in Simon DeBartolo Group, Inc.'s Form 10-K/A for the year ended December 31, 1997 and to the inclusion of our examination report dated August 12, 1998, on the pro forma combined condensed financial statements of Simon Property Group, Inc. and SPG Realty Consultants, Inc., as of and for the year ended December 31, 1997, and to all references to our Firm included in this Proxy Statement/Prospectus.


                                                /s/ Arthur Andersen LLP

                                                    ARTHUR ANDERSEN LLP

Indianapolis, Indiana
August 12, 1998